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                                                                    EXHIBIT 99.1


                         [CENTERPOINT ENERGY LETTERHEAD]


FOR IMMEDIATE RELEASE                                                Page 1 of 1


             CENTERPOINT ENERGY PRICES $400 MILLION OF SENIOR NOTES


         HOUSTON - MAY 21, 2003 - CenterPoint Energy, Inc. (NYSE:CNP) announced today that it priced $400 million of senior notes in a placement with institutions under Rule 144A. Of the total, $200 million, at an interest rate of
5.875 percent, will be due June 1, 2008 and the remaining $200 million, with an interest rate of 6.85 percent, will be due on June 1, 2015. This transaction is expected to close on May 27, 2003. The net proceeds from this offering will be used to repay a portion of the outstanding indebtedness under the company's existing credit facility.

         The securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration under that Act.

          This news release does not constitute an offer to sell, or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

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